Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS RECENT BUSINESS HIGHLIGHTS AND
FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Announced in June, positive topline results from registrational STAAR study in Fabry disease, including positive mean annualized estimated glomerular filtration rate (eGFR) slope at 52-weeks across all dosed patients in study, which U.S. Food and Drug Administration (FDA) reiterated in October may serve as primary basis of approval under Accelerated Approval pathway
Rolling submission of Biologics License Agreement (BLA) to FDA seeking ST-920 approval is in progress
Transitioned to a clinical-stage neurology company with six clinical sites activated in Phase 1/2 STAND study in chronic neuropathic pain
Announced in April, third neurology capsid license agreement, this time with Eli Lilly, to deliver genomic medicines for up to five central nervous system disease targets
Raised over $130 million in funding since start of 2025 through non-dilutive license fees and milestone payments, as well as equity financing
RICHMOND, California, March 30, 2026 - Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported recent business highlights and fourth quarter and full year 2025 financial results.
“Sangamo continued to make significant pipeline progress since the start of 2025. Following positive topline results from our registrational STAAR study in Fabry disease, we are well advanced in the rolling submission of the BLA to the FDA under the Accelerated Approval pathway,” said Sandy Macrae, Chief Executive Officer of Sangamo Therapeutics. “In 2025, we also became a clinical-stage neurology company, with recruitment having commenced in the Phase 1/2 STAND study in small fiber neuropathy, and we continued to demonstrate that we are a collaborator of choice for neurotropic capsids, with the announcement of our third STAC-BBB capsid license agreement.”
Recent Business Highlights
Fabry Disease
•In December, initiated a rolling submission of a BLA to the FDA seeking approval of isaralgagene civaparvovec, or ST-920, a wholly owned gene therapy product candidate for the treatment of Fabry disease, under an Accelerated Approval pathway. The preclinical and clinical modules have been submitted to the FDA for review. In addition, the antibody assay companion diagnostic, which is designed to screen patients for eligibility with isaralgagene civaparvovec, has been submitted to, and accepted by, the FDA’s Center for Devices and Radiological Health (CDRH), seeking Premarket Approval (PMA).
•In February 2026, presented detailed data from the registrational Phase 1/2 STAAR study via four platform and poster presentations at the 22nd Annual WORLDSymposiumTM in San Diego, California.
◦Sangamo believes that the totality of data demonstrates the potential of isaralgagene civaparvovec as a one-time, well-tolerated and durable gene therapy treatment option for Fabry disease to provide meaningful, multi-organ clinical benefits that could fundamentally shift the Fabry treatment paradigm.
◦As of the April 10, 2025 data cut-off date, a positive mean annualized eGFR slope of 1.965 mL/min/1.73m2/year (95% confidence interval (CI): -0.153, 4.083) at 52-weeks was observed across all 32 dosed patients, indicating an improvement in renal function. Furthermore, a mean annualized eGFR slope of 1.747 mL/min/1.73m2/year (95% CI: -0.106, 3.601) was observed for the 19 patients who had achieved 104-weeks of follow-up.
◦Stable cardiac function was observed over one year, including consistent cardiac structural stability across clinical and demographic subgroups.

◦Durability of effect was demonstrated with elevated expression of alpha-galactosidase A (α-Gal A) activity maintained for up to 4.5 years for the longest treated patient, alongside statistically significant Quality of Life improvements and other clinical benefits.
◦Isaralgagene civaparvovec showed a favorable safety and tolerability profile in the study, without the requirement for preconditioning.
•Sangamo is advancing the Chemistry, Manufacturing and Controls (CMC) module, ahead of completion of the rolling BLA submission for isaralgagene civaparvovec, expected as early as the summer of 2026, subject to the ability to secure adequate additional funding, while continuing business development discussions for a potential Fabry commercialization agreement.
Core Neurology Pipeline
Chronic Neuropathic Pain – ST-503
•In December, the FDA granted Fast Track Designation to ST-503, an investigational epigenetic regulator for the treatment of intractable pain due to small fiber neuropathy (SFN), a type of chronic neuropathic pain.
•ST-503 is currently being evaluated in the Phase 1/2 STAND study, where six clinical sites have now been activated.
•In March, a manuscript was published in Science Translational Medicine detailing the preclinical safety and pharmacology of ST-503 in human neurons, mice and nonhuman primates.
Prion Disease – ST-506
•Clinical Trial Application (CTA) enabling activities are in progress for ST-506, an investigational epigenetic regulator for the treatment of prion disease, leveraging STAC-BBB, Sangamo’s novel proprietary neurotropic adeno-associated virus (AAV) capsid.
•The Good Laboratory Practice (GLP) toxicology study has been completed and analysis is ongoing.
Corporate Updates
•Raised approximately $25 million in gross proceeds from an underwritten offering with an institutional investor.
Fourth Quarter and Full Year 2025 Financial Results
Consolidated net loss for the fourth quarter ended December 31, 2025 was $37.4 million, or $0.11 per share, compared to consolidated net loss of $23.4 million, or $0.11 per share, for the same period in 2024. For the year ended December 31, 2025, consolidated net loss was $122.9 million, or $0.44 per share, compared to consolidated net loss of $97.9 million, or $0.49 per share, for the year ended December 31, 2024.
Revenues
Revenues for the fourth quarter ended December 31, 2025 were $14.2 million, compared to $7.6 million for the same period in 2024.
The increase of $6.6 million in revenues was primarily attributable to $6.0 million in revenue relating to Pfizer’s exercise of its option to obtain a license pursuant to the terms of the 2008 licensing agreement for certain zinc finger modified cell lines, an increase of $1.0 million in revenue relating to our collaboration agreement with Astellas, and $0.4 million in revenue from research services relating to our capsid license agreement with Lilly, partially offset by $0.8 million in revenue relating to our collaboration agreement with Genentech recognized in 2024.
Revenues were $39.6 million in 2025, compared to $57.8 million in 2024.
The decrease of $18.2 million in revenues was primarily attributable to a decrease of $49.9 million in revenue relating to our collaboration agreement with Genentech. This decrease was offset by $18.4 million in revenue relating to our capsid license agreement with Lilly, $6.0 million in revenue relating to Pfizer’s exercise of its option to obtain a license pursuant to the terms of the 2008 licensing agreement for certain zinc finger modified cell lines, $5.0 million in revenue relating to our collaboration agreement with Pfizer upon transfer of a specified sublicense, an increase of $1.4 million in revenue relating to our license agreement with Sigma, and an increase of $1.0 million in revenue relating to our collaboration agreement with Astellas.

GAAP and Non-GAAP Operating Expenses

(In millions)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Research and development	$31.4	$23.6	$112.7	$111.5
General and administrative	7.8	9.9	34.9	44.8
Impairment of long-lived assets	13.2	—	13.2	5.5
Total operating expenses	52.4	33.5	160.8	161.8
Impairment of long-lived assets	(13.2)	—	(13.2)	(5.5)
Depreciation and amortization	(1.0)	(1.2)	(4.0)	(5.1)
Stock-based compensation	(2.2)	(3.3)	(9.1)	(12.4)
Non-GAAP operating expenses	$36.0	$29.0	$134.5	$138.8
Total operating expenses on a GAAP basis for the fourth quarter ended December 31, 2025 were $52.4 million, compared to $33.5 million for the same period in 2024. Non-GAAP operating expenses, which exclude impairment charges, depreciation and amortization, and stock-based compensation expense, for the fourth quarter ended December 31, 2025 were $36.0 million, compared to $29.0 million for the same period in 2024.
The increase in total operating expenses on a GAAP basis was primarily driven by impairment charges recorded on long-lived assets, an increase in clinical and manufacturing expenses, primarily due to BLA readiness activities for our Fabry disease program, and a decrease in reimbursements of certain research and development expenses by a collaboration partner. These increases were partially offset by lower compensation and other personnel costs, mainly due to changes in variable compensation and lower headcount.
Total operating expenses on a GAAP basis in 2025 were $160.8 million compared to $161.8 million in 2024. Non-GAAP operating expenses, which exclude impairment charges, depreciation and amortization, and stock-based compensation expense, were $134.5 million in 2025 compared to $138.8 million in 2024.
The decrease in total operating expenses on a GAAP basis was primarily driven by lower compensation and other personnel costs, mainly due to changes in variable compensation and lower headcount, a decrease in clinical and preclinical expenses due to the wind-down of certain non-neurology programs, lower facilities and infrastructure related expenses, lower external professional services expenses, and lower licensing and patent-related expenses. These decreases were partially offset by an increase in impairment charges recorded on long-lived assets, an increase in clinical and manufacturing expenses, primarily due to BLA readiness activities for our Fabry disease program, and a decrease in reimbursements of certain research and development expenses by a collaboration partner.
Cash and Cash Equivalents
As of December 31, 2025, we had cash and cash equivalents of $20.9 million, compared to cash and cash equivalents of $41.9 million as of December 31, 2024. Based on our current operating plan, we believe that our cash and cash equivalents as of December 31, 2025, together with the proceeds from the February 2026 underwritten offering, research tax credit received from the French government in February 2026, and the proceeds from sales of common stock under our at-the-market offering program since December 31, 2025, will be sufficient to fund our planned operations into the third quarter of 2026.
Financial Guidance for 2026
•On a GAAP basis, we expect total operating expenses in the range of approximately $120 million to $140 million in 2026, which includes estimated non-cash stock-based compensation expense, and depreciation and amortization.
•We expect non-GAAP total operating expenses, excluding estimated non-cash stock-based compensation expense of approximately $8 million, and estimated depreciation and amortization of approximately $2 million, in the range of approximately $110 million to $120 million in 2026.
•This financial guidance is subject to our ability to secure adequate additional funding for our current operating plan.
Conference Call
The Sangamo management team will hold a corporate call to further discuss program and financial updates on Monday, March 30, at 4:30pm Eastern Time.

Participants should register for, and access, the call using this link. While not required, it is recommended you join 10 minutes prior to the event start. Once registered, participants will be given the option to either dial into the call with the number and unique passcode provided or to use the dial-out option to connect their phone instantly.
An updated corporate presentation is available in the Investors and Media section under Presentations.
The link to access the live webcast can also be found on the Sangamo website in the Investors and Media section under Events. A replay will be available following the conference call, accessible at the same link.
About Sangamo Therapeutics
Sangamo Therapeutics is a genomic medicine company dedicated to translating ground-breaking science into medicines that transform the lives of patients and families afflicted with serious neurological diseases who do not have adequate or any treatment options. Sangamo believes that its zinc finger epigenetic regulators are ideally suited to potentially address devastating neurological disorders and that its capsid discovery platform can expand delivery beyond currently available intrathecal delivery capsids, including in the central nervous system. Sangamo’s pipeline also includes multiple partnered programs and programs with opportunities for partnership and investment. To learn more, visit www.sangamo.com and connect with us on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements relating to: Sangamo’s cash runway and ability to continue to operate as a going concern and progress its programs; the therapeutic and commercial potential and value of Sangamo’s product candidates, including the durability of therapeutic effects; the therapeutic and commercial potential and value of technologies used by Sangamo in its product candidates, including the potential for isaralgagene civaparvovec to be a one-time, well-tolerated and durable treatment option for Fabry disease to provide meaningful, multi-organ, clinical benefits that could fundamentally shift the Fabry treatment paradigm; expectations concerning regulatory approval and commercialization of isaralgagene civaparvovec, including the potential for isaralgagene civaparvovec to qualify for the FDA’s Accelerated Approval program, the adequacy of data generated in the Phase 1/2 STAAR study to support FDA approval, and plans for completion of the rolling BLA submission for isaralgagene civaparvovec and the timing thereof; Sangamo’s plans and ability to establish and maintain collaborations and strategic partnerships and realize the expected benefits of such arrangements, including its plans to secure a commercialization partner for its Fabry disease program; the anticipated plans for conducting clinical trials; the advancement of Sangamo’s neurology programs; Sangamo’s estimates regarding the sufficiency of its cash resources and its expenses, capital requirements and need for substantial additional financing; Sangamo’s 2026 financial guidance; and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to Sangamo’s lack of capital resources and need for substantial additional funding to execute its operating plan and to continue to operate as a going concern, including the risk that Sangamo will be unable to secure a significant partnership or other transaction, in particular for its Fabry disease program, providing for substantial upfront funding in the very near term necessary to fund its operations and operate as a going concern, in which case Sangamo at any time may elect or may be required to cease operations entirely, liquidate all or a portion of its assets and/or seek protection under the U.S. Bankruptcy Code in the very near term; the potential for collaborators and licensees to breach or terminate their agreements with Sangamo; the potential for Sangamo to fail to realize its expected benefits from its collaboration and license agreements; the uncertain and costly research and development process, including the risk that preclinical results may not be indicative of results in any future clinical trials; the effects of macroeconomic factors or financial challenges, including as a result of the ongoing overseas conflicts, tariffs, geopolitical instability, inflation and fluctuations in interest rates, on the global business environment, healthcare systems and business and operations of Sangamo and its collaborators, including the initiation and operation of clinical trials; the impacts of clinical trial delays, pauses and holds on clinical trial timelines and commercialization of product candidates; the uncertain timing and unpredictable nature of clinical trial results, including risk that the therapeutic effects observed in the latest clinical data from the Phase 1/2 STAAR study will not be durable in patients and that final clinical trial data from the study will not validate the safety and efficacy of isaralgagene civaparvovec, including that the 104-week data from such study will not verify the clinical benefit of isaralgagene civaparvovec or support FDA approval, and that the patients withdrawn from ERT will remain off ERT; the unpredictable regulatory approval process for product candidates across multiple regulatory authorities; reliance on results of early clinical trials, which results are not necessarily predictive of future clinical trial results, including the results of any registrational trial of Sangamo’s product candidates; the potential for technological developments that obviate technologies used by Sangamo; Sangamo’s reliance on collaborators and its potential inability to secure additional collaborations, and Sangamo’s ability to achieve expected future operating results.

All forward-looking statements about Sangamo’s future plans and expectations, including Sangamo’s financial guidance and development plans for its product candidates, are subject to Sangamo’s ability to secure adequate additional funding.
There can be no assurance that Sangamo and its collaborators will be able to develop commercially viable products or that Sangamo will earn any milestone or royalty payments under its collaboration agreements. Actual results may differ materially from those projected in these forward-looking statements due to the risks and uncertainties described above and other risks and uncertainties that exist in the operations and business environments of Sangamo and its collaborators. These risks and uncertainties are described more fully in Sangamo’s Securities and Exchange Commission, or SEC, filings and reports, including in Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings and reports that Sangamo makes from time to time with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.
Non-GAAP Financial Measures
To supplement our financial results and guidance presented in accordance with GAAP, we present non-GAAP operating expenses, which excludes depreciation and amortization, stock-based compensation expense and impairment of long-lived assets from GAAP operating expenses. We believe that this non-GAAP financial measure, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. We have excluded depreciation and amortization, and stock-based compensation expense because they are non-cash expenses that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented, and we have excluded impairment of long-lived assets to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP financial information, to more fully understand our business.

Contacts
Investor Relations and Media Inquiries
Louise Wilkie
ir@sangamo.com
media@sangamo.com
-more-

SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited; in thousands, except per share amounts)

Statement of Operations Data:
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$14,228	$7,551	$39,552	$57,800
Operating expenses:
Research and development	31,438	23,675	112,670	111,521
General and administrative	7,758	9,866	34,886	44,727
Impairment of long-lived assets	13,235	—	13,235	5,521
Total operating expenses	52,431	33,541	160,791	161,769
Loss from operations	(38,203)	(25,990)	(121,239)	(103,969)
Interest income	252	296	1,302	1,513
Other (expense) income, net	(21)	1,871	(3,563)	4,348
Loss before income taxes	(37,972)	(23,823)	(123,500)	(98,108)
Income tax benefit	(553)	(427)	(568)	(167)
Net loss	$(37,419)	$(23,396)	$(122,932)	$(97,941)
Basic and diluted net loss per share	$(0.11)	$(0.11)	$(0.44)	$(0.49)
Shares used in computing basic and diluted net loss per share	337,732	210,185	280,193	201,699

Selected Balance Sheet Data:
	December 31, 2025	December 31, 2024
Cash and cash equivalents	$20,948	$41,918
Total assets	$59,745	$101,635
Total stockholders’ equity (deficit)	$(14,268)	$22,770
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